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                                    EXHIBIT A

                                IRREVOCABLE PROXY

         The undersigned stockholder of WM. WRIGLEY, JR. COMPANY, a Delaware corporation (the "Company"), hereby irrevocably appoints WILLIAM WRIGLEY, JR., the attorney and proxy of the undersigned, with full power of substitution, to the full extent of the undersigned's rights, within the limitations of this proxy, with respect to shares of the Company's Common Stock and Class B Common Stock owned of record or beneficially by the undersigned, and any and all other shares of Wrigley Co. stock issued in respect thereof on or after the date hereof other than in connection with a Change of Control, as defined in that certain Proxy and Right of First Offer Agreement dated as of December 14, 2001 by and between the undersigned and William Wrigley, Jr. (the "Agreement") (collectively, the "Shares"), until such time as the Agreement shall be terminated in accordance with its terms. Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked and no subsequent proxies will be given. This proxy is irrevocable (to the extent permitted under Delaware law), is given pursuant to the Agreement and is therefore coupled with the interest provided thereby. The attorney and proxy named above will be empowered at any time prior to the termination of the Agreement to exercise all voting rights of the undersigned with respect to the Shares as the attorney and proxy named above deems proper in respect of any annual, special or adjourned meeting of the Company's stockholders, or any written consent in lieu of such a meeting or otherwise.

         The undersigned will, upon request, execute and deliver any additional documents deemed by the above named attorney and proxy to be necessary or desirable to effect the irrevocable proxy created hereby.

         Any obligations of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. Notwithstanding the foregoing, this proxy shall not apply to any Shares held by any transferee of the undersigned.



Dated: December 31, 2001


                                       SANTA CATALINA ISLAND COMPANY


                                       By: /s/ Paxson H. Offield
                                           ---------------------
                                       Name:   Paxson H. Offield
                                            --------------------
                                       Title:  Chairman
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